UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2008

PANTHEON CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52275	20-4665079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3106B, Office Tower A, Beijing Fortune, Plaza 7 Dongsanhuan Zhonglu, Chaoyang District, Beijing, China 100020	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-85322720

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously reported on a Current Report on Form 8-k dated January 31, 2008, on January 30, 2008, Pantheon China Acquisition Corp. (the “Company”) was notified that the partners of Goldstein Golub Kessler LLP (“GGK”), the Company’s independent registered public accounting firm, became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that, as a result thereof, GGK resigned as independent registered public accounting firm for the Company.

On March 17, 2008, McGladrey & Pullen, LLP was subsequently engaged as the Company’s new independent registered public accounting firm. The decision to engage McGladrey & Pullen, LLP was approved by the Company’s board of directors.

During the Company’s fiscal years ended December 31, 2005 and 2006 and through the date of this Current Report and the subsequent interim period to date, the Company did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to the Company that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1) of Regulation S-K. The Company has provided McGladrey & Pullen, LLP with a copy of the disclosures in this Form 8-k for their review prior to filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2008

PANTHEON CHINA ACQUISITION CORP.

By:	/s/ Jennifer Weng
Name: Jennifer Weng
Title: Chief Financial Officer